Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ECO BUILDING PRODUCTS, INC.THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED PROMISSORY NOTE

$500,000.00	Vista, California
February 14 , 2014

FOR VALUE RECEIVED, ECO BUILDING PRODUCTS, INC., a Colorado corporation (the “Borrower” or the “Company”), promises to pay in lawful money of the United States to the order of Redwood Management, LLC (“Lender”)  on or before May  14 , 2014 (the “Maturity Date”), the principal sum not to exceed FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), and to pay interest to the Lender on the outstanding principal amount of this Promissory Note in accordance with the provisions hereof.

This Promissory Note is issued pursuant to, and is subject to, that certain Loan Agreement between Borrower and Lender dated as of the date hereof (“Loan Agreement”).  In the event of any inconsistency or conflict between the Loan Agreement and this Promissory Note, the terms, conditions and provisions of the Loan Agreement shall govern and control.

The Borrower’s obligations under this Note shall be secured by and Borrower hereby grants to lender a perfected security interest against all of the tangible and intangible assets owned by Borrower, and in the Collateral, as defined in that certain Security Agreement, dated on or about the date hereof between the Borrower and the Lender.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Security Agreement.

This Note is subject to the following additional provisions:

Section 1.     Interest; Repayment

a.          Interest.  Interest shall accrue daily on the outstanding principal amount of this Promissory Note at a rate per day equal to one tenth of one percent (0.1%).  Notwithstanding anything to the contrary herein, the full interest in the amount of $45,000 shall be due and payable to the Lender, regardless of any early or prepayment of the principal amount of this Note.  The Borrower shall pay to the Lender any and all accrued but unpaid interest hereunder on the Maturity Date.

b.          Prepayment.  The Borrower may prepare all or any portion of the principal amount of this Promissory Note.  Any payment made pursuant to this Promissory Note shall be credited first to interest then due, the remainder of the payment to principal, and interest shall thereupon cease upon the principal so credited.

c.          Mandatory Repayments.  The Borrower has assigned all right to receive payments from Home Depot Inc., as set forth in the Loan Agreement.  Such amounts shall be paid directly by Home Depot to the Lender.  Any amounts still owing as of the Maturity Date shall be paid directly by the Borrower to the Lender in full satisfaction of this Note.

d.          Exchange for Convertible Promissory Note.  In the event this Promissory Note is not repaid upon the Maturity Date, at the sole option of the Lender, this Promissory Note may be exchanged for the convertible promissory note attached as Exhibit C to the Loan Agreement.  Upon the election of the Lender to exchange for the convertible promissory note, the Borrower shall deliver to the Lender within two (2) business days a manually executed convertible promissory note representing all amounts then due to the Lender.  The Lender shall not be required to return the original Promissory Note to the Borrower, which shall be deemed to be null and void upon delivery of the convertible promissory note.

Section 3.      Event of Default.

a.      “Event of Default” shall have the meaning set forth in the Loan Agreement.  Upon the occurrence and during the continuance of an Event of Default, the outstanding principal and all accrued and unpaid interest shall become immediately due and payable and shall bear interest equal to one percent (1.0%) per 7-calendar day period (or portion thereof), and be payable in arrears on the first day of each 7-calendar day period from the date such Event of Default occurs until the date such Event of Default is cured or waived in writing in accordance herewith.

Section 4.      Miscellaneous

a.      Waiver.  The Borrower expressly waives all notices, demands, presentments, protests, and all other suretyship and similar defenses in connection with the execution, delivery, payment and enforcement of this Promissory Note.  No indulgence granted by Holder hereof in any instance shall constitute a waiver or consent to any other indulgence in any other similar or dissimilar, prior or subsequent instance.  This Promissory Note may not be amended, modified, or supplemented except by written agreement signed by the party against which the enforcement of the amendment, modification, or supplement is sought. Time is of the essence with respect to all obligations of Borrower under this Promissory Note.

b.      Notices.  Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Borrower, at the address set forth below, or such other facsimile number, email or address as the Borrower may specify for such purpose by notice to the Lender delivered in accordance with this Section.

c.      Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

THE BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER, ON THE ONE HAND, AND THE LENDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER.  THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

THE BORROWER DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

d.     Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. The Lender is expressly permitted to assign its rights hereunder to any other party.  The Borrower may not assign any of its obligations under this Note without the prior written consent of the Lender, any such purported assignment without such consent being null and void.

e.      Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

f.       Other.  To the fullest extent permitted by law, the Borrower agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of this Promissory Note or hereafter, in connection with any action that may be brought by the Lender in order to enforce any right or remedy under this Promissory Note. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Borrower under this Promissory Note for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law.  If the effective interest rate otherwise applicable under this Promissory Note exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate.

In Witness Whereof, the Borrower has caused this Promissory Note to be duly executed as of the date hereof.

ECO BUILDING PRODUCTS, INC.

By:  /s/ Steve Conboy
Name: Steve Conboy
Title:   President & CEO